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EXHIBIT 31.1

RULE 13a-14(a) CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, Michael T. Willis, certify that:

        1.     I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the year ended November 3, 2007 of Westaff, Inc.; and

        2.     Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the information set forth in this Amendment No. 1.

Date: February 6, 2008

/s/ MICHAEL T. WILLIS Michael T. Willis President and Chief Executive Officer Westaff, Inc. (Principal Executive Officer)

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  EXHIBIT 31.1
RULE 13a-14(a) CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER